                                                             EXHIBIT 99.906.CERT

                     CERTIFICATIONS PURSUANT TO SECTION 906
                            OF THE SARBANES-OXLEY ACT

     John T. Genoy, President, and Gregory R. Kingston, Treasurer of SunAmerica Senior Floating Rate Fund, Inc. (the "registrant"), each certify to the best of his knowledge that:

1. The attached Form N-CSR report of the registrant fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such N-CSR report fairly represents, in all material respects, the financial conditions and results of operations of the registrant as of, and for, the periods presented in the report.

Dated: March 7, 2019


/s/ John T. Genoy
    ------------------------------------
    John T. Genoy
    President


/s/ Gregory R. Kingston
    ------------------------------------
    Gregory R. Kingston
    Treasurer